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                                                                   Exhibit 10.47

                        FIRST AMENDMENT TO LOAN AGREEMENT

     This FIRST AMENDMENT TO LOAN AGREEMENT (the "First Amendment"), dated as of the 10th day of March, 2004, is made by and between HORIZON VESSELS INTERNATIONAL, LTD., ("Borrower"), and BOEING CAPITAL CORPORATION ("Lender").

                                   WITNESSETH:

     WHEREAS, Borrower and Lender entered into that certain Loan Agreement dated as of June 30, 2003 (as the same has been or may hereafter be amended, supplemented or otherwise modified, the "Loan Agreement"), pursuant to which Borrower agreed to borrow, and the Lender agreed to lend, upon and subject to the terms thereof, up to the aggregate principal amount of $35,000,000 (the "Loan");

     WHEREAS, the Loan was guaranteed by Horizon Offshore, Inc. (the parent company of Borrower) (the "Parent") and Horizon Vessels, Inc.;

     WHEREAS, the Parent is entering into a certain Purchase Agreement with Elliott Associates, L.P., as agent, pursuant to which the Parent will issue senior notes in an aggregate principal amount of not less than $60,000,000 (the "Note Issuance"), the terms of which Note Issuance have been provided to Lender; and

     WHEREAS, the parties now desire to modify certain of the terms and conditions contained in the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and premises contained herein, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:

     1. Capitalized terms used in this First Amendment (including the recitals hereof) shall have the meanings assigned to them in the Loan Agreement, as amended by this First Amendment.

     2. Lender hereby consents to the Note Issuance subject to the terms of this First Amendment. Further, notwithstanding Section 3.2(m) of the Loan Agreement, Lender hereby consents to the payoff, in total, of the existing $15,000,000 loan to Horizon Vessels, Inc. by Elliott Associates, L.P. with the proceeds of the
Note Issuance.

     3. The Loan Agreement is hereby amended by adding the following definitions to the Definitions section thereof in the correct alphabetical order; provided that to the extent any of the following terms are already defined in the Loan Agreement, then the following definitions amend and restate such terms in their entirety:

     "Cash Interest" means the cash portion of Interest Expense.


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     "Current Assets" means all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Parent and its subsidiaries.

     "Current Liabilities" means all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Parent and its subsidiaries, excluding revolving loan facilities and any balloon payment due in the next twelve (12) months.

     "Current Maturities of Long Term Debt" means for the Parent and its subsidiaries, on a consolidated basis, the principal amount due and payable during the next succeeding twelve month period on Total Funded Debt of the Parent and its subsidiaries which has a final maturity more than twelve months from the date of calculation, excluding all revolving loan facilities and any balloon payment due in the next twelve (12) months.

     "Current Ratio" means, at any particular date, (a) Current Assets as of such date divided by (b) Current Liabilities as of such date.

     "EBITDA" means for the Parent and its subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings, plus (b) Tax Expense, plus (c) depreciation and amortization, plus (d) Interest Expense.

     "EBITDAR" means for the Parent and its subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings, plus (b) Tax Expense, plus (c) depreciation and amortization, plus (d) Interest Expense, plus (e) restructuring charges, including costs of professional advisors to the Parent and its subsidiaries (including costs of professional advisors to the Parent's lenders and other creditors which are required to be paid by the Parent or its subsidiaries) not to exceed $1,600,000 for the fiscal year ended December 31, 2004.

     "Fixed Charge Coverage Ratio" means for the Parent and its subsidiaries, on a consolidated basis, (a) as of September 30, 2004, (i) EBITDA for the quarter ended as of September 30, 2004, divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of September 30, 2004 divided by four, plus (B) Interest Expense for the quarter ended September 30, 2004, plus (C) Tax Expense for the quarter ended as of September 30, 2004, (b) as of December 31, 2004, (i) EBITDA for the quarters ended as of September 30, 2004 and December 31, 2004, divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of December 31, 2004 divided by two, plus (B) Interest Expense for the quarters ended as of September 30, 2004 and December 31, 2004, plus (C) Tax Expense for the quarters ended as of September 30, 2004 and December 31, 2004, (c) as of March 31, 2005, (i) EBITDA for the quarters ended September 30, 2004, December 31, 2004, and March 31, 2005 divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of March 31, 2005 times .75 (seventy-five percent), plus
(B) Cash Interest for the quarters ended September 30, 2004, December 31, 2004, and March 31, 2005, plus (C) Tax Expense for the quarters ended September 30, 2004 , December 31, 2004, and March 31, 2005, and (d) for all quarters ending thereafter, (i) EBITDA for the four (4) quarters then ended divided by (ii) the sum of (A) Current Maturities of Long Term Debt as of the quarter then ended, plus (B) Cash Interest for the four (4) quarters then ended, plus (C) Tax Expense for the four (4) quarters then ended.


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     "Interest Expense" means, for any period, the consolidated interest expense of the Parent and its subsidiaries for such period, determined in accordance with GAAP applied consistently.

     "Net Income" means, for any period, with respect to the Parent and its subsidiaries, the consolidated net income (or loss) of the Parent and its subsidiaries for such period, determined in accordance with GAAP applied consistently (excluding any extraordinary items during such period).

     "Tangible Net Worth" means, at any particular date, all amounts which, in conformity with GAAP, would be included as stockholder's equity on a consolidated balance sheet of the Parent and its subsidiaries; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of the Parent or any subsidiary appear as an asset on the Parent's or such subsidiary's balance sheet, (b) goodwill, including any amount, however designated, that represent the excess of purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of the Parent or any subsidiary or any affiliate,
(f) all other assets which are properly classified as intangible assets, and (g) paid-in-kind interest on the Note Issuance.

     "Tax Expense" means, for any period, on a consolidated basis, the sum of all tax expense of the Parent and its subsidiaries for such period determined in accordance with GAAP applied consistently.

     "Total Funded Debt" means, for the Parent and its subsidiaries, on a consolidated basis, the sum of (a) all indebtedness for borrowed money, whether or not evidenced by notes, bonds, debentures, notes or similar instruments, (b) all capital lease obligations, (c) all obligations to pay the deferred purchase price of property or services (but excluding trade accounts payable or trade notes in the ordinary course of business that are not past due by more than 90 days), (d) all indebtedness secured by a Lien on the property of the Parent or any of its subsidiaries, and (f) all letter of credit liabilities.

     4. As a condition precedent to the effectiveness of this First Amendment, Borrower will provide to Lender a report, in form satisfactory to Lender, on the current utilization and backlog of work for the Vessel.

     5. The Parent agrees that prior to the third anniversary of the Note Issuance, all interest and principal payments on the notes issued pursuant thereto shall be made solely with funds received by the Parent or its subsidiaries from (a) the certain Offshore Construction Contract dated as of October 1, 2002, by and between Williams Oil Gathering, L.L.C. ("Williams") and Horizon Offshore Contractors, Inc., (b) Williams as a result of the lawsuit entitled Horizon Offshore Contractors, Inc. v. Williams Oil Gathering, L.L.C. et al., bearing case number 2003-51819 on the docket of the 295th Judicial District, Harris County, Texas, (c) that certain contract No. PEP-o-AD-317/00 (also known as EPC-64) between Pemex-Exporacion y Produccion (a subsidiary of Petroleos Mexicanos) and ECH Offshore, S. de. R.L. de C.V., (d) any equity offering of the Parent or any of its subsidiaries, (e) the sale, transfer, disposition or use of the U.S. flag vessel PECOS HORIZON, official No. 528068 owned by Horizon Vessels, Inc., and (f) the sale, transfer, disposition or use of that certain real and personal property owned


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by Horizon Vessels, Inc. located in Port Arthur, Jefferson County, Texas. Any payments made by the Parent with respect to the Note Issuance in compliance with the foregoing shall not be subject to any penalty under the Loan Agreement, as amended hereby.

     6. By the first business day of each year during the term of the Loan Agreement, Borrower shall, at its cost and expense, provide Lender with (a) report, in form satisfactory to Lender, on the current utilization and backlog of work for the Vessel and (b) an appraisal of the Vessel by an appraiser and in form satisfactory to Lender. Such appraisal shall contain the then current Orderly Liquidation Value and Fair Market Value of the Vessel, and in the event the Orderly Liquidation Value of the Vessel as determined by such appraisal is less than the outstanding principal amount of the Loan, Borrower shall be required to prepay the Loan in accordance with the prepayment method contained in Section 1.5(a)(iii) of the Loan Agreement.

     7. The Parent will not permit its Current Ratio as of the last day of any fiscal quarter to be less than: (a) .90 to 1.00 for the fiscal quarters ending March 31, 2004 and June 30, 2004; (b) 1.05 to 1.00 for the fiscal quarter ending September 30, 2004; (c) 1.10 to 1.00 for the fiscal quarter ending December 31, 2004; and (d) 1.10 to 1 for the period ending March 31, 2005 and each period thereafter.

     8. The Parent and its subsidiaries will at all times maintain Tangible Net Worth in an amount not less than the sum of (a) $110,000,000, plus (b) seventy-five percent (75%) of Net Income for each fiscal quarter of the Parent and its subsidiaries which has been completed as of the date of calculation, commencing with the fiscal quarter ending March 31, 2004, provided, however, that in the event that Net Income of the Parent and its subsidiaries is not greater than zero for any fiscal quarter, an amount equal to zero shall be added to the calculation of Tangible Net Worth for such fiscal quarter, plus (c) ninety percent (90%) of the net proceeds of any common stock or other equity issued by the Parent or any of its subsidiaries after December 31, 2003. The calculation will exclude the cumulative impact of the paid in kind interest related to the Note Issuance from both the covenant hurdle and the Company's calculated Tangible Net Worth. Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of the Parent commencing with the fiscal quarter ending March 31, 2004. Any audit adjustment for the fiscal year ended December 31, 2003 that results in an adjustment to the equity accounts in an amount in excess of $53,416,000.00 will adjust the minimum Tangible Net Worth requirement on a dollar for dollar basis.

     9. The Parent will not permit its Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than: (a) not applicable for the fiscal quarters ending March 31, 2004 and June 30, 2004; (b) 1.50 to 1.00 for the fiscal quarter ending September 30, 2004; (c) 1.40 to 1.00 for the fiscal quarter ending December 31, 2004; (d) 1.33 to 1 for the nine-month period ending March 31, 2005; and (e) 1.33 to 1 for each period thereafter on a rolling four quarter basis.

     10. The Parent will maintain EBITDAR of not less than: (a) negative $2,500,000 for the three months ending March 31, 2004; (b) negative $4,500,000 for six months ending June 30, 2004; (c) positive $8,000,000 for the nine months ending September 30, 2004; and (d) positive $20,000,000 for the twelve months ending December 31, 2004. For the three-month period ending March 31, 2005, the Parent will maintain a positive EBITDAR. The requirements


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contained in clauses (a) and (b) are to the effect that EBITDAR shall not be less than, or (otherwise stated) more negative than, the negative amounts required therein.

     11. The Borrower and the Guarantors represent and warrant that the foregoing financial covenants are identical to the financial covenants being put in place with the Borrower's and Guarantors' existing bank loan facilities.

     12. The Parent represents and warrants that the Note Issuance will be issued under substantially similar terms as those presented to the Lender in the summary of terms and conditions of subordinated debt previously provided to the Lender.

     13. The Borrower and the Guarantors hereby covenant and agree that if the financial covenants of the existing Southwest Bank of Texas loan facilities are changed to be more restrictive than the financial covenants set forth herein, then (i) the Borrower and the Guarantors will promptly notify the Lender, (ii) the financial covenants set forth herein will automatically be modified to conform with such more restrictive covenants and (iii) the Borrower and the Guarantors will execute such documents and instruments as may be reasonably required by the Lender to evidence such modification of the financial covenants set forth herein. Upon either the early termination or maturity of the Guarantors existing Southwest Bank of Texas loan facilities, the Borrower and the Guarantors hereby covenant and agree that if the financial covenants of the existing CIT loan facilities (or any successor loan facilities) have been or are thereafter changed to be more restrictive than the financial covenants set forth herein, then (i) the Borrower and the Guarantors will promptly notify the Lender, (ii) the financial covenants set forth herein will automatically be modified to conform with such more restrictive covenants and (iii) the Borrower and the Guarantors will execute such documents and instruments as may be reasonably required by the Lender to evidence such modification of the financial covenants set forth herein.

     14. It is further understood and agreed by and among the parties hereto that all terms and conditions of the Loan Agreement, except as herein modified, shall remain in full force and effect.

     15. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]


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     IN WITNESS WHEREOF, the parties hereto have caused this Loan Amendment to be duly executed as of the day and year first above written.

BORROWER:                                      LENDER:

HORIZON VESSELS INTERNATIONAL, LTD.            BOEING CAPITAL CORPORATION

BY:          /s/  David W. Sharp               BY:
-----------------------------------------         ------------------------------
NAME:           DAVID W. SHARP                 NAME:
TITLE: EXECUTIVE VICE PRESIDENT AND CHIEF      TITLE:
              FINANCIAL OFFICER

GUARANTORS:

HORIZON OFFSHORE, INC.

BY:          /s/  David W. Sharp
-----------------------------------------
NAME:           DAVID W. SHARP
TITLE: EXECUTIVE VICE PRESIDENT AND CHIEF
              FINANCIAL OFFICER

HORIZON VESSELS, INC.

BY:          /s/  David W. Sharp
-----------------------------------------
NAME:           DAVID W. SHARP
TITLE: EXECUTIVE VICE PRESIDENT AND CHIEF
              FINANCIAL OFFICER


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